Exhibit 10.7

AWARD AGREEMENT SUPPLEMENT

S-1. Supplement is Part of Award Agreement. This Award Agreement Supplement (this “Supplement”) provides terms that are part of your Award Agreement (the “Agreement”) under the MetLife, Inc. 2015 Stock and Incentive Compensation Plan (the “Plan”). In this Supplement, “Award” refers to the Performance Shares, Restricted Stock Units, Stock Options, Performance Units, Restricted Units, or Unit Options that are the subject of the Award Agreement.

S-2. Change of Status.

(a) The terms of this Section S-2 describe how various events affect your Covered Award, subject to Section S-16 (“Restrictive Covenants.”) “Covered Award” shall refer to:

(1) your unexercised Stock Options or Unit Options;

(2) your Restricted Stock Units or Restricted Units during their Period of Restriction (Outstanding Unit Tranches during their Period of Restriction, in case of Restricted Stock Units or Restricted Units divided into Unit Tranches); or

(3) your Performance Shares or Performance Units during their Performance Period.

(b) For purposes of this Section S-2, your transfer between the Company and an Affiliate, or among Affiliates, will not be a termination of employment, but any other termination of employment with the Company or any of its Affiliates (including the end of your employer’s status as an Affiliate) will be a termination of employment. The terms of this Section S-2 shall apply as provided, except as otherwise determined by the Committee. Any payment will be made at the time specified in Section S-8 (“Timing of Payment”).

(c) Long-Term Disability. In the event you qualify for long-term disability benefits under a plan or arrangement offered by the Company or an Affiliate for its Employees, or under another plan or arrangement designated for this purpose by the Committee, then (subject to Section S-2(h), “Forfeiture Under Conditions Potentially Covered by Code Section 457A”) the Standard Terms will continue to apply to your Covered Award. Once this Section S-2(c) applies, then none of Section S-2(d) (“Death”), Section S-2(e) (“Post-Employment Award Continuation”), or Section S-2(g) (“Other Termination of Employment”) will apply to your Covered Award, even if you subsequently return to active service. Section 2(f) (“Termination for Cause”) will continue to apply to your Covered Award, and will supersede the terms of this Section 2(c).

(d) Death. In the event that your employment with the Company or an Affiliate terminates due to your death:

(1) all of your Stock Options or Unit Options in your Covered Award will be immediately exercisable and will remain exercisable through the end of the period provided by the Standard Terms; or

(2) any other Covered Award payable in Shares under the Standard Terms will be due and payable in the form of Shares (or cash at a value equal to the number of Shares otherwise payable under the Covered Award multiplied by Closing Price on the date of your death, if so determined by the Committee), without multiplication by any Final Performance Factor that might be applicable under the Standard Terms (in the case of Performance Shares or Performance Units).

(3) any other Covered Award payable in cash under the Standard Terms will be due and payable in cash at a value equal to the number of units in the Covered Award multiplied by the Closing Price on the date of your death.

(e) Post-Employment Award Continuation.

(1) If your employment with the Company or an Affiliate terminates (other than for Cause) on or after your Rule of 65 Date, as defined below, then (subject to Section S-2(h), “Forfeiture Under Conditions Potentially Covered by Code Section 457A”), the Standard Terms will continue to apply to your Covered Award.

(2) For this purpose:

(a) the “Rule of 65 Date” means the date that the sum of your total completed years of age plus total Service is equal to or greater than sixty-five (65), so long as your Service (as defined below) is equal to or greater than five (5); and

(b) “Service” means the aggregate number of completed years of employment with the Company and its Affiliates (solely during your employer’s status as an Affiliate), as conclusively determined by the Company without regard to any later determinations or findings regarding your employment status by any third party.

(f) Termination for Cause. In the event that your employment with the Company or an Affiliate terminates for Cause, your Covered Award will be forfeited immediately.

(g) Other Termination of Employment. If none of Sections S-2(c) (“Long-Term Disability”), S-2(d) (“Death”), S-2(e) (“Post-Employment Award Continuation”), or S-2(f) (“Termination for Cause”) applies, then:

(1) your Stock Options or Unit Options in your Covered Award that are exercisable as of your date of termination will remain exercisable until the close of business on the thirtieth (30th) day after the date of the termination of your employment or until they would expire under the Standard Terms, whichever period is shorter, and all of your Stock Options or Unit Options in your Covered Award that are not exercisable at the date of termination of your employment will be forfeited immediately upon your termination of employment;

(2) your Outstanding Unit Tranches in your Covered Award will be forfeited immediately upon your termination of employment;

(3) your Restricted Stock Units or your Restricted Units in your Covered Award (except where your Restricted Stock Units or Restricted Units are divided into Outstanding Unit Tranches) will be forfeited immediately upon your termination of employment unless you are offered a separation agreement by the Company or an Affiliate under a severance program. To the extent your separation agreement becomes final by March 15 of the calendar year after the separation agreement is offered to you, your Prorated Units will be due and payable to you. The number of your “Prorated Units” will be determined by dividing the number of calendar months, beginning with the month of the Grant Date, that have ended as of the end of the month of the termination of your employment by thirty-six (36), multiplying the result by the number of your Restricted Stock Units or Restricted Units, and rounding to the nearest whole number; provided, however, that if the date of the termination of your employment is prior to the first anniversary of the Grant Date, then the number of your Prorated Units shall be zero (0). Payment for each of your Prorated Units will be made in cash at a value equal to the Closing Price on the Grant Date, and shall be rounded to the nearest one-hundred U.S. dollars (U.S.$100.00). If your separation agreement does not become final, the Restricted Stock Units or Restricted Units in your Covered Award will be forfeited; or

(4) your Performance Shares or Performance Units in your Covered Award will be forfeited immediately upon your termination of employment, unless you are offered a separation agreement by the Company or an Affiliate under a severance program. To the extent your separation agreement becomes final by March 15 of the calendar year after the separation agreement is offered to you, your Prorated Performance Shares/Units will be due and payable to you. The number of your “Prorated Performance Shares/Units” will be determined by dividing the number of calendar months in the Performance Period that have ended as of the end of the month of the termination of your employment by thirty-six (36), multiplying the result by the number of Performance Shares or Performance Units in your Covered Award, and rounding to the nearest whole number, and, if you were an Insider or an “officer” as defined for purposes of Section 16 of the Exchange Act (a “Section 16 Officer”) at any time during the Performance Period, further multiplying the result by the lesser of 100% or the Performance Factor; provided, however, that if the date of the termination of your employment is prior to the first anniversary of the beginning of the Performance Period, then the number of your Prorated Performance Shares/Units shall be zero (0). Payment for each of your Prorated Performance Shares/Units will be made in cash at a value equal to the Closing Price on the Grant Date, and shall be rounded to the nearest one-hundred dollars ($100.00); provided, however, that if you were an Insider or a Section 16 Officer at any time during the Performance Period, payment for each of your Prorated Performance Shares/Units will be made in cash at a value equal to the lesser of the Closing Price on the Grant Date or the Closing Price on the date the Committee determines the Performance Factor, and shall be rounded to the nearest one-hundred dollars ($100.00). If your separation agreement does not become final, the Performance Shares or Performance Units in your Covered Award will be forfeited.

(h) Forfeiture Under Conditions Potentially Covered by Code Section 457A.

(1) Unless the Committee determines otherwise, this Section S-2(h) will apply to the extent that:

(a) the provisions of Section S-2(c) (“Long-Term Disability”), Section S-2(e) (“Post-Employment Award Continuation”) or, if you were an Insider or Section 16 Officer during the Performance Period, Section 2(g)(4) apply to your Covered Award;

(b) the Company determines that you provided services to the Company or an Affiliate through an entity that would be deemed to be a “nonqualified entity” under Code Section 457A for any portion of the 457A Basis Period, as defined below (such portion of the Basis Period is the “457A Covered Period”); and

(c) the Company determines that Code Section 457A potentially applies to your Covered Award.

(2) To the extent that this Section S-2(h) applies to your Covered Award:

(a) the pro rata portion of your Covered Award represented by the 457A Covered Period as a portion of the 457A Basis Period (the “457A Portion”) will be forfeited upon your termination of employment, unless the Company or an Affiliate offers you the opportunity to certify that you were not, during any portion of the 457A Basis Period, subject to income tax by the United States of America (the “United States”) and you so certify; and

(b) your Covered Award, other than the 457A Portion, will be subject to Section S-2(c) (“Long-Term Disability”), Section S-2(e) (“Post-Employment Award Continuation”), or Section 2(g)(4) as otherwise applicable.

(3) For this purpose, the “457A Basis Period” shall refer to:

(a) the period between the Grant Date and the date your Stock Options or Unit Options became exercisable;

(b) the Period of Restriction for an Outstanding Unit Tranche;

(c) the Period of Restriction for your Restricted Stock Units or Restricted Units (except where your Restricted Stock Units or Restricted Units are divided into Outstanding Unit Tranches); or

(d) the Performance Period for your Performance Shares or Performance Units.

S-3. Change of Control.

(a) The terms of this Section S-3 describe how a Change of Control will affect your Covered Award, as defined in Section S-2(a). If a Change of Control occurs prior to any of the events described in Section S-2, or subsequent to the events described in Section 2(c) (“Long-Term Disability”) and Section 2(e) (“Post-Employment Award Continuation”), this Section S-3 will supersede the terms of Section S-2. If any of the events described in the provisions of Section S-2(d) (“Death”), Section S-2(f) (“Termination for Cause”, or Section S-2(g) (“Other Termination of Employment”) occurs prior to a Change of Control, the applicable terms of Section S-2 will supersede the terms of this Section S-3.

(b)(1) Except as provided in Section S-3(c), and unless otherwise prohibited under law or by applicable rules of a national security exchange, if a Change of Control occurs:

(a) all of your Stock Options or Unit Options in your Covered Award will be immediately exercisable and will remain exercisable through the end of the period provided by the Standard Terms, unless the Committee elects to redeem your Stock Options or Unit Options for a cash payment equal to the Change of Control Price less the Exercise Price, multiplied by the number of exercisable Stock Options or Unit Options that you have not yet exercised; and

(b) any other Covered Award will be due and payable in the form of cash at a value equal to the number of Shares or units in the Covered Award multiplied by the Change of Control Price without multiplication by any Final Performance Factor that might be applicable under the Standard Terms (in the case of Performance Shares or Performance Units).

(2) The terms of Section S-2(h) (“Forfeiture Under Conditions Potentially Covered by Code Section 457A”), except for Section S-2(h)(2)(b), shall apply to your Stock Options or Unit Options in your Covered Award, or to any payment made under this Section S-3(b), provided, however, that the Company or an Affiliate shall offer you the opportunity to certify as described in Section S-2(h)(2)(a).

(c) The terms of Section S-3(b) will not apply to your Covered Award if the Committee reasonably determines in good faith, prior to the Change of Control, that you have been granted an Alternative Award for your Covered Award pursuant to Section 15.2 of the Plan. Any such Alternative Award shall not accelerate the timing of payment or otherwise violate Code Section 409A, and shall substantially replicate the terms of Section S-2(h) (“Forfeiture Under Conditions Potentially Covered by Code Section 457A”), except for Section S-2(h)(2)(b), provided, however, that the Company or an Affiliate shall be required to offer you the opportunity to certify as described in Section S-2(h)(2)(a).

S-4. Nontransferability of Award. Except as provided in Section S-5 (“Payment to Estate or Beneficiary Designation”) or as otherwise permitted by the Committee, you may not sell, transfer, pledge, assign or otherwise alienate or hypothecate any of your Award, and all rights with respect to your Award are exercisable during your lifetime only by you.

S-5. Payment to Estate or Beneficiary Designation.

(a) For Awards that are Performance Units, Restricted Units, or Unit Options, your rights under this Agreement will pass to and may be exercised after your death by your estate, and any payments remaining unpaid at your death will be paid to your estate, in each case except as otherwise required by law.

(b) For Awards that are Performance Shares, Restricted Stock Units, or Stock Options, to the extent permitted by the Committee, you may name one or more beneficiary or beneficiaries who may then exercise any right under this Agreement in the event of your death. Each beneficiary designation for such purpose will revoke all such prior designations. Beneficiary designations must be properly completed on a form prescribed by the Committee and must be filed with the Company during your lifetime. If you have not designated a beneficiary, your rights under this Agreement will pass to and may be exercised by your estate.

S-6. Tax Withholding. The Company or an Affiliate may withhold amounts it determines are necessary to satisfy tax withhold responsibilities by withholding amounts from payment made under this Agreement, or from other payments due to you to the extent permissible under law, in an amount that is at least sufficient to satisfy the minimum statutory United States, state, local or other applicable tax withholding requirements, but not to exceed the maximum legally permissible withholding. The Company will defer payment of cash or the issuance of Shares, as applicable, until this requirement is satisfied. To the extent Shares are payable to you under your Award, the Company may satisfy this requirement by withholding Shares otherwise issuable based on the Closing Price on the applicable date.

S-7. Adjustments. The Committee will make appropriate adjustments in the terms and conditions of your Award as provided in Section 4.2 of the Plan, and may make adjustments in the terms and conditions of your Award as provided in Section 16.2 of the Plan. The Committee’s determinations in this regard will be conclusive.

S-8. Timing of Payment.

(a) To the extent applicable, this Agreement is intended to comply with Code Section 409A and shall be interpreted accordingly.

(b) For Awards that are Stock Options, Shares will be paid to you upon your exercise of any of your Stock Options, except that where the Committee makes the election referred to in Section S-3(b)(1)(a), the Company will pay you cash upon the redemption of the Stock Options.

(c) For Awards that are Unit Options, cash will be paid to you upon your exercise of any of your Unit Options, except that where the Committee makes the election referred to in Section S-3(b)(1)(a), the Company will pay you cash upon the redemption of the Stock Options.

(d) For Awards other than Stock Options or Unit Options:

(1) If payment is due and payable for Awards that are Restricted Stock Units or Restricted Units (including Unit Tranches) under the Standard Terms, payment will be made by March 15 of the calendar year after the expiration of the applicable Period of Restriction. If payment is due and payable for Awards that are Performance Shares or Performance Units, payment will be made in the calendar year after the end of the Performance Period. In each case, however, if you were given the opportunity to defer payment under an applicable deferred compensation plan offered by the Company or an Affiliate, and chose to defer payment, then payment will be made at the time determined under that plan.

(2) If payment is due and payable under the terms of Section S-2(d) (“Death,”), it will be made upon your death.

(3) If payment is due and payable under the terms of Section S-2(g) (“Other Termination of Employment”), it will be made six (6) months after the termination of your employment (or, to the extent Code Section 409A applies to your Award, six (6) months after your “separation from service” under Code Section 409A, if that is a different date) provided, however, that for Awards that are Performance Shares or Performance Units and you were an Insider or Section 16 Officer at any time during the Performance Period, payment will be made in the calendar year after the end of the Performance Period but in no event earlier than six (6) months after the termination of your employment (or six months after your “separation from service” under Code Section 409A, if that is a different date).

(4) If payment is due and payable under Section S-3(b)(1)(b):

(a) if the Change of Control that causes payment to be due and payable is a “change of control” as defined under Code Section 409A, such sum shall be paid to you within thirty (30) days after the Change of Control; or

(b) if the Change of Control that causes payment to be due and payable is not a “change of control” as defined under Code Section 409A, such sum shall be paid to you at the time determined under Section S-8(d)(1) on the same basis as if the Standard Terms applied.

S-9. Closing Price. For purposes of this Agreement, Closing Price will mean the closing price of a Share as reported in the principal consolidated transaction reporting system for the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Shares are quoted at the relevant time), or in the event that there are no Share transactions reported on such tape or other system on the applicable date, the closing price on the immediately preceding date on which Share transactions were reported. Closing Price shall constitute “Fair Market Value” under the Plan for all purposes related to your Award.

S-10. No Guarantee of Employment. This Agreement is not a contract of employment and it is not a guarantee of employment for life or any period of time. Nothing in this Agreement interferes with or limits in any way the right of the Company or an Affiliate to terminate your employment at any time. This Agreement does not give you any right to continue in the employ of the Company or an Affiliate.

S-11. Governing Law; Choice of Forum. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws. Except as otherwise provided in the Company’s Certificate of Incorporation or By-Laws, any action to enforce this Agreement or any action otherwise regarding this Agreement must be brought in a court in the State of New York, to which jurisdiction the Company and you consent.

S-12. Miscellaneous.

(a) For purposes of this Agreement, “Committee” includes any direct or indirect delegate of the Committee as defined in the Plan and (unless otherwise indicated) the word “Section” refers to a Section in this Agreement. Any other capitalized word used in this Agreement and not defined in this Agreement, including each form of that word, is defined in the Plan.

(b) Any determination or interpretation by the Committee pursuant to this Agreement will be final and conclusive. In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan control. This Agreement and the Plan represent the entire agreement between you and the Company, and you and all Affiliates, regarding your Award. No promises, terms, or agreements of any kind regarding your Award that are not set forth, or referred to, in this Agreement or in the Plan are part of this Agreement. In the event any provision of this Agreement is held illegal or invalid, the rest of this Agreement will remain enforceable.

(c) Your Award is not Shares and do not give you the rights of a holder of Shares. You will not be credited with anything additional with respect to your Award on account of any dividend paid on Shares.

(d) The Committee may, in its discretion, settle an Award otherwise payable in Shares instead in the form of cash, to the extent it determines in its discretion that settlement in Shares is prohibited by law or would require you or the Company to obtain the approval of any governmental and/or regulatory body or is otherwise administratively burdensome. The Committee may, in its discretion, require you at any time to immediately sell Shares you acquire under this Agreement, in which case, the Company shall have the authority to issue sales instructions in relation to such Shares on your behalf. If the Committee determines that applicable law requires that you receive fewer Shares or a lesser amount of cash than that otherwise determined under this terms of this Agreement, you will receive that number of Shares or amount of cash the Committee determines is due under applicable law. No Shares will be issued or no cash will be paid if that issuance or payment would result in a violation of applicable law, including United States securities laws and any other applicable securities laws.

(e) The issuance of Shares or payment of cash pursuant to your Award is subject to all applicable laws, rules and regulations, and to any approvals by any governmental agencies or national securities exchanges as may be required. The Company’s grant of the Award to you is not intended to be a public offering of securities outside the United States, and the Company has not submitted any registration statement, prospectus, or other securities filing with authorities outside the United States, except where required by law. Your Award has not been, and will not be, reviewed by or registered with any securities authorities outside the United States.

(f) The Company may impose other requirements as a condition of your Award, to the extent the Committee determines, in its discretion, that such other requirements are necessary or advisable in order to comply with law or facilitate the operation or administration of this Agreement, your Award, or the Plan. To the extent the Company determines in its discretion that you are required to execute any document or undertaking, or to take any other action for this purpose, you agree to do so. You also consent to any and all actions the Company or any Affiliate takes, in its discretion, for this purpose.

(g) The Company or any Affiliate may, in its sole discretion, deliver any documents related to your Award by electronic means. You consent to receive such documents by electronic delivery through an on-line or electronic system established and maintained by the Company or any Affiliate, or a third party designated by any of them.

(h) You agree to repatriate all payments under this Agreement or cash attributable to Shares you acquire under this Agreement (including, but not limited to, dividends, dividend equivalents and any proceeds derived from the sale of the Shares you acquire pursuant to the Award) to the extent required by and in accordance with any applicable legal requirements, such as foreign exchange rules and regulations in your country of residence or country of employment.

(i) Your Award is subject to the Company’s performance-based compensation recoupment policy in effect from time to time.

(j) Regardless of any action the Company or any Affiliate takes with respect to any or all tax withholding due by you (including income tax, social insurance contributions, payroll tax, payment on account, or similar obligations, if any) (the “Tax Items”), you acknowledge that the ultimate liability for Tax Items is and remains your responsibility (or that of your beneficiary or estate) and that neither the Company nor any Affiliate makes any representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of any of your Award, including the grant or payment on account of the Award, and that neither the Company nor any Affiliate commits to structure the terms of the grant of or any aspect of any Award to reduce or eliminate your (or you estate’s or any heir’s) liability for Tax Items. You agree to take any and all actions as may be required to comply with your personal legal and tax obligations.

(k) No employee of the Company or any Affiliate is permitted to advise you on whether you should acquire Shares, including pursuant to your Award, or provide you with any legal, tax or financial advice with respect to your Award. Any acquisition of Shares by your involves certain risks, and you should carefully consider all risk factors and tax considerations relevant to your acquisition of Shares pursuant to your Award and the disposition of them. You should carefully review all of the materials related to your Award, and you should consult with your personal legal, tax and financial advisors for professional advice in relation to your Award and your personal circumstances

(l) If you are resident and/or employed in a country that is a member of the European Union, this Agreement is intended to comply with the provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Equal Treatment Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, under the Equal Treatment Rules, the Committee, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

(m) You agree that this Agreement and any other documents related to the Plan or your Award are to be presented to you in English, except where prohibited by law. If any such document is translated into a language other than English, the English version will control, to the extent permitted by applicable law.

(n) The collection, processing and transfer of your personal data (collectively “Data Handling”) is necessary for the Company’s administration of the Plan, this Agreement and your Award, and such Data Handling shall be done consistent with applicable law, the data privacy consents, if any, signed by you, the terms of your employment contract (if any) and/or your local company’s governing policies with respect to data privacy.

(o) The Plan and this Agreement are each established voluntarily by the Company, and that each is discretionary in nature and may be modified, suspended or terminated at any time, as provided in the Plan and this Agreement, respectively, and such change or the end of your participation in the Plan shall not constitute a change or impairment of the terms and conditions of your employment or give rise to any liability to you. The grant of your Award is voluntary and a one-time benefit, and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of an Award, even if Awards have been granted repeatedly in the past. All decisions with respect to future Award grants, if any, will be at the discretion of the Committee, including, but not limited to, the form and timing of any grants, the number of units or Shares in or underlying any Award, and vesting provisions. Your participation in the Plan is voluntary. Your Award is an extraordinary item which is outside the terms and conditions of your employment and the scope of your employment contract, if any. Your Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. Your Award grant will not be interpreted to form an employment contract or relationship with any Affiliate or the Company, and you are not an employee of the Company. The future Closing Price of Shares is unknown and cannot be predicted with certainty. To the fullest extent permitted by law, no claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award and you irrevocably release the Company and each Affiliate from any such claim that may arise In the event of the termination of your employment, neither your eligibility, nor any right to receive Awards, nor any period within which payment may be made on account of your Award, if any, will be extended beyond the period specified under this Agreement by any notice period mandated under law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of the termination of your employment, your right to payment on account of your Award, if any, will not be extended by any notice period mandated under law. You have been granted your Award as a consequence of the commercial relationship between the Company and the Affiliate that employs you, and the Affiliate that employs you is your sole employer.

(p)(1) Neither your Award nor any Shares are publicly offered or listed on any stock exchange in Argentina. Your Award and any Shares the Company may issue you are a private transaction. Your Award is not subject to supervision by any governmental authority in Argentina.

(2) Your Award is not intended to be a public offering of securities in Chile but instead is intended to be a private placement. The starting date of the Award will be the Grant Date, and this Award conforms to General Ruling no. 336 of the Chilean Superintendence of Securities and Insurance. Your Award deals with securities not registered in the Registry of Securities or in the Registry of Foreign Securities of the Chilean Superintendence of Securities and Insurance, and therefore such securities are not subject to its oversight. The Company, as the issuer, is not obligated to provide public information in Chile regarding the foreign securities, as such securities are not registered with the Chilean Superintendence of Securities and Insurance. Any Shares issuable pursuant to your Award shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.

(3) Hong Kong IMPORTANT NOTICE and WARNING: the contents of the Plan, your Agreement, and this Supplement, and all other materials pertaining to you Award and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to your Award. If you have any doubts about any of the contents of the materials, Grantee should obtain independent professional advice. The Company and its Affiliates specifically intend that the Plan and your Award will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan and or your Award constitutes an occupational retirement scheme for the purposes of ORSO, the grant of your Award shall be null and void. Your Award and any Shares subject to Your Award do not form part of your wages for the purposes of calculating any statutory or contractual payments under Hong Kong law. If, for any reason, the Company issues Shares to you within six (6) months of the Grant Date, you agree not to sell or otherwise dispose of any such Shares prior to the six-month anniversary of the Grant Date. Notwithstanding any other terms of your Award, if you are employed by the Company or an Affiliate in Hong Kong an Award payable in Shares may not be settled in cash.

S-13. Additional Terms Applicable to Phantom Stock-Based Awards.

(a) For purposes of this Section S-13, “Phantom Stock-Based Award” refers to an Award that is Performance Units, Restricted Units, or Unit Options that are the subject of the Award Agreement.

(b) You acknowledge that, subject to the terms of Section S-13(d) of this Agreement, the obligation to make each payment related to a Phantom Stock-Based Award due under this Agreement, if any, shall be the obligation of the Global Affiliate. The obligation to make payments related to a Phantom Stock-Based Award under this Agreement shall be unfunded and unsecured. In no event shall the Company be obligated to make payments due under this Agreement related to a Phantom Stock-Based Award. The Global Affiliate and you agree and acknowledge that, to the extent consistent with applicable law, neither the Phantom Stock-Based Award, this Agreement, the Plan nor any rights, obligations, terms and conditions set forth therein or in connection therewith, constitute securities, negotiable instruments, or derivatives instruments or transactions.

(b) Payments pursuant to Section S-3 (“Change of Control”) related to a Phantom Stock-Based Award will be made in your then-current payroll currency (or another currency of your choosing) at a reasonable U.S. currency exchange rate chosen in good faith by the Committee or the Paying Affiliate. Otherwise, any payment due to you related to a Phantom Stock-Based Award will be made in your then-current payroll currency (or other currency of the Committee’s or Paying Affiliate’s choosing) at a United States currency exchange rate determined by the Committee or the Paying Affiliate in the discretion of the Committee or the Paying Affiliate.

(c) To the extent any separate or additional consideration related to a Phantom Stock-Based Award is necessary under applicable law to effectuate the parties’ intentions to be bound by the terms of this Agreement, you agree to pay US$1.00 (One Dollar 00/100 currency of the United States) to the Global Affiliate, which shall not be refundable to you.

(d) Notwithstanding anything in this Agreement to the contrary, the Committee may, at any time prior to a payment related to a Phantom Stock-Based Award, in its sole discretion, find that the Company or an Affiliate has made an award to you intended to substitute for the Phantom Stock-Based Award (including but not limited to a contingent right to acquire Shares), and that such substitute award is subject to such material terms and conditions that are no less favorable to you than the material terms and conditions governing your Phantom Stock-Based Award and that provide for the same timing for payment as apply to your Phantom Stock-Based Award. Upon such a finding, the Committee may, in its sole discretion, cancel your Phantom Stock-Based Award in light of that substitute award without additional compensation to you.

S-14. Amendments. The Committee has the exclusive right to amend this Agreement as long as the amendment does not adversely affect any of your previously-granted Awards in any material way (without your written consent) and is otherwise consistent with the Plan. The Company will give written notice to you (or, in the event of your death, to your beneficiary or estate) of any amendment as promptly as practicable after its adoption.

S-15. Execution of U.S. Agreement to Protect Corporate Property.

(a) The terms of this Section S-15 apply to Awards that are Performance Shares, Restricted Stock Units, and Stock Options.

(b) If you have not previously executed an Agreement to Protect Corporate Property with the Company or an Affiliate (a “Property Agreement”) in a form acceptable to the Company (determined by the Committee in its discretion), the grant of your Award is subject to your execution of the Property Agreement provided to you by the Company with respect to this Agreement. If the Company does not receive your executed Property Agreement within sixty (60) days after you receive it, then this Agreement and the Award granted to you will be void. The Committee may, in its discretion, allow an extension of time for you to return your signed Property Agreement.

S-16. Restrictive Covenants.

(a) The terms of this Section S-16 shall apply notwithstanding any other terms of this Agreement, other than Section S-3 (“Change of Control”), to the contrary. If a Change of Control occurs prior to any “finding” described in this Section S-16, any applicable terms of Section S-3 (“Change of Control”) will supersede the terms of this Section S-16. Notwithstanding the terms of Section S-11 (“Governing Law; Choice of Forum”) to the contrary, this Section S-16 will be construed in accordance with and governed by the laws of the State of New York, regardless of the law that might be applied under principles of conflict of laws.

(b) Non-Disparagement. Your Award shall be forfeited if the Committee finds that you have, at any time after your employment ends and before your Award is paid to you (in the case of Performance Shares, Performance Units, Restricted Stock Units, or Restricted Units) or exercised by you (in the case of Stock Options or Unit Options), made statements that damage, disparage, or otherwise diminish the reputation or business of the Company, any of its Affiliates, or of any their respective employees, officers, directors, products, or services, with the exception of truthful statements that are compelled by law or otherwise authorized pursuant to legal or administrative processes.

(c) Violation of Agreement to Protect Corporate Property. Your Award shall be forfeited if the Committee finds that you have, at any time before your Award is paid to you (in the case of Performance Shares, Performance Units, Restricted Stock Units, or Restricted Units) or exercised by you (in the case of Stock Options or Unit Options), violated any of the terms of any Property Agreement.

(d) Restrictions Applicable to Insiders and Section 16 Officers.

(1) The terms of this Section S-16(c) shall apply if you are an Insider or an “officer” as defined for purposes of Section 16 of the Exchange Act at any time during the Performance Period (in the case of Performance Shares or Performance Units) or Period of Restriction (in the case of Restricted Stock Units or Restricted Units), or at any time prior to your exercise of each of your Stock Options or Unit Options, notwithstanding any other terms of this Agreement, other than Section S-3 (“Change of Control”), to the contrary.

(2) If the Committee reasonably finds that, at any time during the Performance Period (in the case of Performance Shares or Performance Units) or Period of Restriction (in the case of Restricted Stock Units or Restricted Units), or at any time prior to your exercise of each of your Stock Options or Unit Options, whether during your employment with the Company and its Affiliates or thereafter, you directly or indirectly owned any interest in, managed, controlled, participated in, consulted with, or rendered services, as an officer, director, employee, partner, member, consultant, independent contractor or agent, to any person or entities currently engaged in business activities which compete (or will compete based on the anticipated plans of the Company or an Affiliate at the time of your employment termination) with the business of the Company or an Affiliate in the United States, United Arab Emirates, Hong Kong (Special Administrative Region of the People’s Republic of China), Argentina, United Kingdom and/or in any other country in which the Company or an Affiliate conducts business or has plans to conduct business during your employment or as of the date your employment terminated, then, to the maximum extent permissible by law, your Award and any payments otherwise due under your separation agreement under Section S-2(g) (“Other Termination of Employment”) will be immediately forfeit.

S-17. Deadline to Accept. If you wish to accept the terms of this Agreement you must do so by the electronic means made available to you within sixty (60) days after receiving this Agreement. The Committee may, in its sole discretion, extend the time within which you may accept this Agreement.